PROSPECTUS SUPPLEMENT NO. 7
DATED APRIL 22, 1999
(TO PROSPECTUS DATED MARCH 31, 1998)

                                  $143,750,000

                        COEUR D'ALENE MINES CORPORATION

              7 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2005

                            ------------------------

     Based on information available to the Company, the total principal amount of Debentures that currently may be offered by the Selling Debentureholders pursuant to this Prospectus is $96,138,000. The table on pages 26 and 27 of the Prospectus setting forth information regarding the Selling Debentureholders is replaced by the following table:

                                                                                       PERCENT OF
                                                                                      $143,750,000
                                         PRINCIPAL AMOUNT    PRINCIPAL AMOUNT OF   PRINCIPAL AMOUNT OF
                                          OF DEBENTURES       DEBENTURES BEING         OUTSTANDING
                 NAME                   BENEFICIALLY OWNED         OFFERED             DEBENTURES
                 ----                   ------------------   -------------------   -------------------
MainStay Convertible Fund.............     $14,800,000           $14,800,000              10.30%
SG Cowen Securities Company...........       8,806,000             8,806,000               6.41
Argent Classic Convertible Arbitrage
  Fund (Bermuda) L.P..................       8,500,000             8,500,000               5.91
President and Fellows of Harvard
  College.............................       8,000,000             8,000,000               5.57
Triton Capital Investments, LTD.......       6,135,000             6,135,000               4.27
Lipper Convertibles, L.P..............       6,000,000             6,000,000               4.17
Forest Fulcrum Fund LP................       5,135,000             5,135,000               3.58
JMG Convertible Investments, L.P. ....       2,585,000             2,585,000               1.80
Lipper Offshore Convertibles L.P......       2,500,000             2,500,000               1.74
New York Life Separate Account #7.....       2,500,000             2,500,000               1.74
J.P. Morgan & Co. Inc. ...............       2,000,000             2,000,000               1.39
Helix Convertible Opportunities,
  L.P. ...............................       1,815,000             1,815,000               1.26
St. Clair Investments, L.P. ..........       1,780,000             1,780,000               1.24
GLG Global Convertible Fund PLC.......       1,550,000             1,550,000               1.08
Helix Convertible Opportunities Fund
  Ltd. ...............................       1,370,000             1,370,000                  *
KA Management Ltd.....................       1,339,500             1,339,500                  *
K.A. Trading L.P......................       1,010,500             1,010,500                  *
Argent Classic Convertible Arbitrage
  Fund LP.............................       1,000,000             1,000,000                  *
Commonwealth Life Insurance
  Company -- (Teamsters -- Camden
  Non-Enhanced).......................       1,000,000             1,000,000                  *
Commonwealth Life Insurance
  Comp. -- Stock TRAC (Teamsters I)...       1,000,000             1,000,000                  *
The Fire and Casualty Insurance
  Company of Connecticut..............       1,000,000                                        *
Fortis Services Fund, Inc. -- Growth &
  Income Series.......................       1,000,000             1,000,000                  *
Security Insurance Company of
  Hartford............................       1,000,000             1,000,000                  *
Tribeca Investments, L.L.C............       1,000,000             1,000,000                  *
Forest Global Convertible Fund Series
  A-5.................................         861,000               861,000                  *
Phoenix Home Life Convertible Fund....         750,000               750,000                  *

                                                                                       PERCENT OF
                                                                                      $143,750,000
                                         PRINCIPAL AMOUNT    PRINCIPAL AMOUNT OF   PRINCIPAL AMOUNT OF
                                          OF DEBENTURES       DEBENTURES BEING         OUTSTANDING
                 NAME                   BENEFICIALLY OWNED         OFFERED             DEBENTURES
                 ----                   ------------------   -------------------   -------------------
MainStay VP Convertible Fund..........     $   700,000           $   700,000                  *
Simpson Group Retirement Fund.........         695,000               695,000                  *
Duckbill & Co.........................         625,000               625,000                  *
TQA Vantage Fund, L.P.................         570,000               570,000                  *
TQA Leverage Fund, L.P................         555,000               555,000                  *
Forest Alternative Strategies Fund
  A-5I................................         505,000               505,000                  *
Alta Partners Holdings, LDC...........         500,000               500,000                  *
Providian Life & Health (Camden)......         500,000               500,000                  *
Silverton International Fund
  Limited.............................         500,000               500,000                  *
Zazove Convertible Fund, L.P..........         500,000               500,000                  *
TQA Arbitrage Fund, L.P. .............         490,000               490,000                  *
The Common Fund FAO Absolute Return
  Fund................................         455,000               455,000                  *
ABN-AMRO Incorporated.................         445,000               445,000                  *
TQA Vantage Plus Fund, Ltd............         405,000               405,000                  *
LLT Limited...........................         378,000               378,000                  *
Reserve Convertible Securities Fund...         400,000               400,000                  *
McMahan Securities Company, L.P. .....         350,000               350,000                  *
Worldwide Transactions Ltd. ..........         340,000               340,000                  *
Forest Alternative Strategies Fund
  A-5M................................         255,000               255,000                  *
Fortis Equity Portfolio,
  Inc. -- Fortis Growth & Income
  Portfolio...........................         250,000               250,000                  *
Fox Family Portfolio Management.......         215,000               215,000                  *
WR Investment Partners L.P. ..........         190,000               190,000                  *
Worldwide Transactions Limited........         170,000               170,000                  *
Shepherd Management Services..........         135,000               135,000                  *
SoundShare Partners L.P. .............         135,000               135,000                  *
Forest Performance Fund...............         129,000               129,000                  *
Forest Global Convertible Fund Series
  B-5.................................         100,000               100,000                  *
Waterside Partners....................         100,000               100,000                  *
Forest Greyhound......................          90,000                90,000                  *
Forest Alternative Strategies Fund
  B-3.................................          88,000                88,000                  *
Forest Global Convertible Fund Series
  B-2.................................          85,000                85,000                  *
Forest Alternative Strategies Fund....          75,000                75,000                  *
Lois R. Pauly.........................          60,000                60,000                  *
Caribbean Utilities Co., Ltd.
  Provident Fund, No. 5...............          50,000                50,000                  *
Evangelical Lutherin Synod
  Foundation..........................          50,000                50,000                  *
Foundation Pension Fund Isla..........          50,000                50,000                  *
Salomon Brothers Inc..................          50,000                50,000                  *
F&Co. Inc. Cust for Anthony B. Baylis
  und IRA Rollover Acct...............          50,000                50,000                  *
Helen C. Koenig.......................          50,000                50,000                  *
Barbara L. Neumark....................          50,000                50,000                  *
Anne M. Buck Rev Living Trust, Anne M.
  Buck TTEE DTD 02/22/96..............          25,000                25,000                  *
F&Co. Inc. Cust. for Ronald E. Davis
  und IRA Acct........................          25,000                25,000                  *

                                                                                       PERCENT OF
                                                                                      $143,750,000
                                         PRINCIPAL AMOUNT    PRINCIPAL AMOUNT OF   PRINCIPAL AMOUNT OF
                                          OF DEBENTURES       DEBENTURES BEING         OUTSTANDING
                 NAME                   BENEFICIALLY OWNED         OFFERED             DEBENTURES
                 ----                   ------------------   -------------------   -------------------
F&Co. Inc. Cust. for Peter B. Degroot
  und IRA Rollover Acct...............     $    25,000           $    25,000                  *
Louis Del Rosso.......................          25,000                25,000                  *
John C. Duncan & Mary Lou Duncan JT
  TEN WRS.............................          25,000                25,000                  *
Penelope Cooper Hall..................          25,000                25,000                  *
Craig W. Hutchison....................          25,000                25,000                  *
F&Co. Inc. Cust. for Robert A. Ross
  Money Purchase Pension Plan.........          25,000                25,000                  *
Richard A. Perry MD Inc. .............          25,000                25,000                  *
Leonard E. Smoler.....................          25,000                25,000                  *
Lyndus E. Harper......................          20,000                25,000                  *
I. Michael Kasser.....................          20,000                25,000                  *
Thomas R. McDermott...................          15,000                15,000                  *
F&Co. Inc. Cust. for Stephen Rubin und
  IRA Rollover Acct...................          15,000                15,000                  *
University Orthopaedic Assoc Profit
  Sharing Plan F/B/O Mark S. Butler...          15,000                15,000                  *
Richard C. Britt......................          10,000                10,000                  *
Gajwani Capitial......................          10,000                10,000                  *
Forest Global Convertible Fund Series
  B-3.................................           6,000                 6,000                  *
                                           -----------           -----------              -----
          Total.......................     $96,138,000           $96,138,000              66.88%
                                           ===========           ===========              =====

---------------
* Less than 1%